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Exhibit (8)(e)(2):  Amendment No. 3 to the Participation Agreement by and among
                    Companion Life Insurance Company, Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc.

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                                 AMENDMENT NO. 3

This is Amendment Number 3 (Amendment) to the Participation Agreement (Agreement) dated May 1, 1997, among the Pioneer Variable Contracts Trust (the
Fund), Pioneer Funds Distributor, Inc. (the Distributor) and Companion Life Insurance Company (the Company). This Amendment is effective September 28, 2000.

The Fund, the Distributor and the Company hereby agree to replace Schedule A of the Agreement, which was most recently amended effective January 3, 2000 by inserting the following in its entirety. All other provisions of the Agreement remain in full force and effect.

Schedule A
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 Name of Separate Account and     Contracts
    Date Established by           Funded by
    Board of Directors         Separate Account      Designated Portfolios
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                                                   Pioneer Equity-Income VCT
Companion Life Insurance          729Y- 1/96           Pioneer Fund VCT
Company Separate Account C                         Pioneer Growth Shares VCT
(2-18-94)                                          Pioneer Mid-Cap Value VCT
(Variable Annuities)                             Pioneer Real Estate Growth VCT
                                                  Pioneer Small Cap Value VCT
--------------------------------------------------------------------------------
                                                   Pioneer Equity-Income VCT
Companion Life Insurance          760Y-0600            Pioneer Fund VCT
Company Separate Account B                         Pioneer Growth Shares VCT
(8-27-96)                                          Pioneer Mid-Cap Value VCT
(Variable Life)                                  Pioneer Real Estate Growth VCT
                                                  Pioneer Small Cap Value VCT
--------------------------------------------------------------------------------

Signed by the parties:

COMPANION LIFE INSURANCE COMPANY
By its authorized officer,


By:    /s/ Richard A. Witt
   -------------------------------------
Title: Assistant Treasurer
Date:

PIONEER VARIABLE CONTRACTS TRUST
By its authorized officer,


By:    /s/ William O. O'Grady
   -------------------------------------
Title:
Date:

PIONEER FUNDS DISTRIBUTOR, INC.
By its authorized officer,


By:    /s/ William O. O'Grady
   -------------------------------------
Title: Executive Vice
       President Distribution
Date: